UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 15, 2006

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 8.01 Other Events

Effective September 15, 2006, Multiband Corporation (the Company) filed an SEC registration statement for the purpose of updating a prospectus with regards to approximately sixteen million pre-existing and previously issued shares and warrants.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 15, 2006

Multiband Corporation

By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer